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                                    UNITED STATES
                          SECURITIES AND EXCHANGE COMMISSION
                                   WASHINGTON, D.C.

                             -----------------------------

                                       FORM 8-K
                                    CURRENT REPORT
      PURSUANT TO SECTIONS 13 AND 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


                                    DATE OF REPORT
                (DATE OF EARLIEST EVENT REPORTED): SEPTEMBER 18, 1996

                             -----------------------------

                          HORIZON/CMS HEALTHCARE CORPORATION
                (Exact name of Registrant as specified in its charter)



DELAWARE                                1-9369                       91-1346899
(State or other jurisdiction    (Commission File No.)          (I.R.S. Employer
of incorporation or org-                                    Identification No.)
anization)



                            6001 INDIAN SCHOOL ROAD, N.E.
                                      SUITE 530
                               ALBUQUERQUE, NEW MEXICO
                                (Address of principal
                                  executive offices)

                                        87110
                                      (Zip Code)

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ITEM 5.  OTHER EVENTS

    Horizon/CMS Healthcare Corporation ("Horizon/CMS") announced on Monday, September 23, 1996, that it learned on September 18, 1996 that the Attorney General of the State of Michigan is investigating one of its skilled nursing facilities. The facility, in Howell, Michigan, has been owned and operated by Horizon/CMS since February 1994.

The investigation appears to involve allegations arising out of a licensing survey conducted in April 1996. Horizon/CMS believes these allegations are untrue and, therefore, denies the same. The company is committed to providing the residents of its facilities with a level of care that meets or exceeds federal and state requirements.

    Horizon/CMS has advised the Michigan Attorney General that it is willing to cooperate in this investigation. Due to the preliminary nature of this investigation, Horizon/CMS cannot now predict when the investigation will be completed; the ultimate outcome of the investigation; or the effect thereof on Horizon/CMS's financial condition or results of operations. If adversely determined, this investigation could result in the imposition of civil and/or criminal fines or sanctions against Horizon/CMS, which could have a material adverse impact on Horizon/CMS's financial condition and/or its results of operations.

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                                    SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report to be signed on its behalf by the undersigned, thereunto duly authorized.




                                  HORIZON/CMS HEALTHCARE CORPORATION


                                  By: /s/ SCOT SAUDER
                                      -----------------------------------------
                                      Scot Sauder
                                      VICE PRESIDENT OF LEGAL AFFAIRS,
                                      SECRETARY AND GENERAL COUNSEL

Date: September 27, 1996.

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